UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 21, 2012

ENERGY TELECOM, INC.
(Exact name of registrant as specified in its charter)

Florida	333-167380	65-0434332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3501-B N. Ponce de Leon Blvd., #393, St. Augustine, Florida 32084
(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 819-8995

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 21, 2012, Energy Telecom, Inc. (the “Company”) entered into a Distributor Agreement (the “Agreement”) with Honeywell International Inc., acting through its Honeywell Safety Products business unit (“Honeywell”).  Pursuant to the terms of the Agreement, the Company appointed Honeywell as its distributor with regards to the Company’s products, which appointment is on worldwide basis and exclusive only to the personal protective equipment market.  All products will be purchased by Honeywell from the Company for resale.  The Agreement has an initial term of one year, and automatically renews for successive one year terms after the initial term unless either party provides prior written cancellation.

ITEM 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Distributor Agreement, dated January 27, 2012 and effective as of February 21, 2012, by and between Energy Telecom, Inc. and Honeywell International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TELECOM, INC.

Dated: February 27, 2012	BY:	/s/ THOMAS RICKARDS
Thomas Rickards Chief Executive Officer